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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement No. 333-167506 on Form S-8 of our report dated March 16, 2011, relating to the consolidated financial statements and consolidated financial statement schedule of CBOE Holdings, Inc. and Subsidiaries, appearing in the Annual Report on Form 10-K of CBOE Holdings, Inc. for the year ended December 31, 2010.

/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois
March 16, 2011

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  Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM